DISTRIBUTION SERVICES AGREEMENT

            AGREEMENT made as of January 31, 2001 between ALLIANCEBERNSTEIN TRUST, a Massachusetts business trust (the "Trust"), on behalf of each of its series listed on Schedule I hereto (each, a "Fund"), and ALLIANCE FUND DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

                                   WITNESSETH

            WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and it is in the interest of the Trust to offer its shares for sale continuously;

            WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

            WHEREAS, the Trust and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Trust's shares in order to promote the growth of the Trust and facilitate the distribution of its shares;

            NOW, THEREFORE, the parties agree as follows:

            SECTION 1. Appointment of the Underwriter. The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell to the public its Class A shares (the "Class A shares"), Class B shares (the "Class B shares"), Class C shares (the "Class C shares"), Advisor Class shares (the "Advisor shares") and shares of such other class or classes as the Trust and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares") (the Class A shares, the Class B shares, the Class C shares, the Advisor shares and the New shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

            SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the shares except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with a Fund, (b) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Trust's shareholders of dividends or other distributions.

            SECTION 3. Purchase of Shares from the Trust.

            (a) Prior to the continuous offering of the shares commencing on a date agreed upon by the Trust and the Underwriter, the Underwriter agrees to solicit subscriptions for shares during an initial offering period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within three business days after the termination of the initial offering period.

            (b) After a period of time following the termination of the initial offering period, which will be determined by the Trust, each Fund will commence a continuous offering of its shares and thereafter the Underwriter shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(e) hereof, used in determining the public offering price on which such orders are based.

            (c) The shares are to be resold by the Underwriter to investors at a public offering price, as set forth in Section 3(d) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers having agreements with the Underwriter upon the terms and conditions set forth in Section 8 hereof.

            (d) The public offering price of the shares, i.e., the price per share at which the Underwriter or selected dealers or selected agents (each as defined in Section 8(a) below) may sell shares to the public, shall be the public offering price determined in accordance with one or more then current prospectuses and statements of additional information of the Trust (each a "Prospectus" and a "Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares, plus, in the case of Class A shares, an initial sales charge equal to a specified percentage or percentages of the public offering price of the Class A shares as set forth in the Prospectus. Class A shares may be sold without such a sales charge to certain classes of persons as from time to time set forth in the Prospectus and Statement of Additional Information. All payments to the Trust hereunder shall be made in the manner set forth in Section 3(g) hereof.

            (e) The net asset value of shares of each Fund shall be determined by the Fund, or any agent of the Fund, as of the close of regular trading on the New York Stock Exchange on each Fund business day in accordance with the method set forth in the

Prospectus and Statement of Additional Information and guidelines established by the Trustees of the Fund.

            (f) The Trust reserves the right to suspend the offering of the shares of any Fund at any time in the absolute discretion of its Trustees.

            (g) Each Fund, or any agent of the Fund designated in writing to the Underwriter by the Fund, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Fund in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

            SECTION 4. Repurchase or Redemption of Shares by the Trust.

            (a) Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees on behalf of each Fund to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in Article Six of its Agreement and Declaration of Trust and in accordance with the applicable provisions set forth in the applicable Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any applicable sales charge or redemption fee. All payments by a Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by a Fund of any of the Class A shares purchased by or through the Underwriter will not affect the initial sales charge secured by the Underwriter or any selected dealer or compensation paid to any selected agent (unless such selected dealer or selected agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between purchase by an investor and his tendering for redemption or repurchase.

            A Fund (or its agent) shall pay the total amount of the redemption price and, except as may be otherwise required by the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof ("NASD rules and interpretations"), the deferred sales charges, if any, pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

            (b) Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

            SECTION 5. Plan of Distribution.

            (a) It is understood that Sections 5, 12 and 16 hereof together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act ("Rule 12b-1").

            (b) Except as may be required by NASD rules and interpretations, the Trust will pay to the Underwriter each month a distribution services fee with respect to each Fund specified by the Trust's Trustees that will not exceed, on an annualized basis, .30% of the aggregate average daily net assets of the Fund attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Fund attributable to the Class B shares and 1.00% of the aggregate average daily net assets of the Fund attributable to the Class C shares. With respect to each Fund, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of the Fund, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to the Fund's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Fund attributable to each of the Class A shares, Class B shares and Class C shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

            (c) Alliance Capital Management L.P., each Fund's investment adviser (the "Adviser"), may, with respect to any and all classes of shares of the Trust, make payments from time to time from its own resources for the purposes described in Section 5(b) hereof.

            (d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in Section 5(b) are subject to the terms and conditions of the respective written agreements between the Underwriter and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to the Trustees of the Trust.

            (e) The Treasurer of the Trust will prepare and furnish to the Trust's Trustees, and the Trustees will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

            (f) A Fund is not obligated to pay any distribution expenses in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of the Fund's Class A shares accrued by the Underwriter in one fiscal year of the Fund may not be paid from distribution services fees received from the Trust in respect of Class A shares in another fiscal year. Any expenses of distribution of the Fund's Class B shares or Class C shares accrued by the Underwriter in one fiscal year of the Fund may be carried forward and paid from distribution services fees received from the Fund in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from the Fund in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from the Fund in respect of Class B shares and Class C shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by the Fund from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

            SECTION 6. Duties of the Trust and the Funds.

            (a) The Trust shall furnish to the Underwriter copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of the Trust, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for each Fund by the Fund's independent public accountants. The Trust shall make available to the Underwriter such number of copies of the Prospectus and

Statement of Additional Information as the Underwriter shall reasonably request.

            (b) Each Fund shall take, from time to time, but subject to any necessary approval of its shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Underwriter reasonably may be expected to sell.

            (c) The Trust shall use its best efforts to qualify for sale and maintain the qualification for sale of an appropriate number of its shares under the securities laws of such states as the Underwriter and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 9(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

            (d) The Trust will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of each Fund.

            SECTION 7. Duties of the Underwriter.

            (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of each Fund, but shall not be obligated to sell any specific number of shares. The services hereunder of the Underwriter to the Trust are not to be deemed exclusive as to the Underwriter and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

            (b) In selling shares of the Trust, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Trust's Registration Statement on Form N-1A (the "Registration Statement"), as amended from time to time, under the Securities Act and the Investment Company Act or the Prospectus and Statement of Additional Information or in any sales literature specifically approved in writing by the Trust.

            (c) The Underwriter shall adopt and follow procedures, as approved by the appropriate officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

            SECTION 8. Selected Dealer and Agent Agreements.

            (a) The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and for sale through such selected agents only at the public offering price set forth in the Prospectus and/or Statement of Additional Information.

            (b) Within the United States, the Underwriter shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

            SECTION 9. Payment of Expenses.

            (a) Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Trust's Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of printing any such registration statements, prospectuses, annual or interim reports or proxy materials).

            (b) Each Fund shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as an issuer or as a broker or dealer, in such states of the United States or other jurisdiction as shall be selected by the Trust and the Underwriter pursuant to Section 6(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 6(c) hereof.

            SECTION 10. Indemnification.

            (a) The Trust shall indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Trust or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Trust's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Trust of the commencement of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Trust and approved by the Underwriter. In the event the Trust does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if Trust does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or any such person. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Trust's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Trust shall promptly notify the Underwriter of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any of its shares.

            (b) The Underwriter shall indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Trust, its officers, trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust for use in its Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Trust, its officers and trustees, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Trust, its officers or trustees or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Underwriter shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Trust, and their officers and trustees or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to the Trust, to its officers and trustees, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 10.

            SECTION 11. Notification by the Trust.

            The Trust shall advise the Underwriter immediately:

            (a) of any request by the Securities and Exchange Commission for any amendment to the Trust's Registration Statement, Prospectus or Statement of Additional Information or for additional information,

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Trust's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

            (c) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading, and

            (d) of all actions of the Securities and Exchange Commission with respect to any amendment to the Trust's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

            SECTION 12. Term of Agreement.

            (a) This Agreement shall become effective on the date hereof and shall continue in effect until January 31, 2002 and continue in effect thereafter with respect to each class of shares of a Fund so long as its continuance with respect to that class is specifically approved annually by the Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as trustees of the Trust) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided, however, that if the continuation of this Agreement is not approved as to a class or a Fund, the Underwriter may continue to render to such class or Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Trust with respect to any class or Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Fund, or by a vote of a majority of the Trustees of the Trust who are not interested persons, as defined in the Investment Company Act, of the Trust (other than as trustees of the Trust) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter;

provided, however, that no such notice shall be required if such termination is stated by the Trust to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Fund on sixty days' written notice to the Trust.

            (b) This Agreement may be amended at any time with the approval of the Trustees of the Trust, provided that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first sentence of Section 12(a) hereof, and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to Section 5(b) hereof will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities as defined in the Investment Company Act of the class affected.

            SECTION 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

            SECTION 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party given notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Trust or the Underwriter.

            SECTION 15. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

            SECTION 16. Disinterested Trustees of the Trust. While this Agreement is in effect, the selection and nomination of the Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Trustees.

      SECTION 17. Limitation of Liability of Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each of the respective Funds.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                             ALLIANCEBERNSTEIN TRUST

                             By: /s/ Edmund P. Bergan, Jr.
                                 _________________________________
                                 Edmund P. Bergan, Jr.
                                 Secretary


                             ALLIANCE FUND DISTRIBUTORS, INC.

                             By: _________________________________

Accepted as to Sections 5, 12 and 16 as of January 31, 2001:

ALLIANCE CAPITAL MANAGEMENT L.P.

By: Alliance Capital Management Corporation,
    General Partner


By: /s/ John D. Carifa
    ___________________________
    John D. Carifa
    President

                                                                      SCHEDULE I

AllianceBernstein Global Value Fund

AllianceBernstein International Value Fund

AllianceBernstein Small Cap Value Fund

AllianceBernstein Value Fund